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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2003

United States Steel Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-16811 (Commission File Number)	25-1897152 (IRS Employer Identification No.)
600 Grant Street, Pittsburgh, PA (Address of principal executive offices)		15219-2800 (Zip Code)

(412) 433-1121
(Registrant's telephone number, including area code)

Item 5.    Other Events

        Effective with the third quarter of 2003, the composition of United States Steel Corporation's (U. S. Steel's) Flat-rolled reportable segment was changed to include the results of coke operations at Clairton Works and Gary Works, which were previously reported in Other Businesses. This change reflected U. S. Steel's recent management consolidations. Also, effective September 12, 2003, U. S. Steel Balkan d.o.o. (USSB), a wholly owned Serbian subsidiary of U. S. Steel, acquired out of bankruptcy Sartid a.d. (In Bankruptcy) and certain of its subsidiaries. Effective with this acquisition, the U. S. Steel Kosice reportable segment (USSK) began including the operating results of USSB and was renamed U. S. Steel Europe (USSE). Prior to September 12, 2003, this segment included the operating results of activities under facility management and support agreements with Sartid. These agreements were terminated in conjunction with the acquisition of these assets. In order to present corresponding segment information for earlier periods on a comparative basis, U. S. Steel is filing audited Financial Statements and Notes to conform Footnote 8 "Segment Information" to the new reportable segment composition for the years ended December 31, 2002, 2001, and 2000.

Item 7.    Financial Statements and Exhibits

  (c)    Exhibits

23.	Consent of PricewaterhouseCoopers LLP
99.1	United States Steel Corporation Consolidated Financial Statements and Notes for the years ended December 31, 2002, 2001 and 2000

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION
By	/s/ LARRY G. SCHULTZ Larry G. Schultz Vice President and Controller

Dated: November 13, 2003

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(412) 433-1121 (Registrant's telephone number, including area code)
  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURE